                                                                     EXHIBIT 4.5

                              VERIDIEN CORPORATION

                                       AND

                    AMERICAN STOCK TRANSFER AND TRUST COMPANY




                                WARRANT AGREEMENT
                         REGARDING WARRANTS TO PURCHASE
                                  COMMON STOCK
                                       OF
                              VERIDIEN CORPORATION
                                    SERIES 1




                          Dated as of October 19, 1995

                                TABLE OF CONTENTS

RECITALS                                                                                          Page
Section 1 Appointment of Warrant Agent                                                             3
Section 2 Form of Warrant                                                                          3
Section 3 Countersignature and Registration                                                        3
Section 4 Transfers and Exchanges                                                                  4
Section 5 Exercise of Warrants                                                                     4
Section 6 Mutilated or Missing Warrants                                                            5
Section 7 Reservation of Shares of Common Stock                                                    5
Section 8 Warrant Price                                                                            6
Section 9 Adjustments                                                                              6
Section 10 Fractional Interest                                                                     13
Section 11 Notices to Warrant Holders                                                              13
Section 12 Registration Rights                                                                     14
Section 13 Indemnity                                                                               15
Section 14 Disposition of Proceeds on Exercise of Warrants                                         16
Section 15 Restrictions on Transfer                                                                16
Section 16 Investment Representation                                                               17
Section 17 Merger or Consolidation or Change of Name of Warrant Agent                              17
Section 18 Duties of Warrant Agent                                                                 18
Section 19 Change of Warrant Agent                                                                 19
Section 20 Identity of Transfer Agent                                                              20
Section 21 Notices                                                                                 20
Section 22 Supplements and Amendments                                                              20
Section 23 Successors                                                                              20
Section 24 Interpretation                                                                          20
Section 25 Benefits of This Agreement                                                              20
Section 26 Counterparts                                                                            21


EXHIBIT A         (Forms of Warrants, Election to
                  Purchase and Assignment)

----------
This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms and provisions.

          WARRANT AGREEMENT dated as of the 19TH day of October, 1995, by and between VERIDIEN CORPORATION, a Delaware corporation (hereinafter called the "Company") and AMERICAN STOCK TRANSFER AND TRUST COMPANY as warrant agent (hereinafter called the "Warrant Agent").

                                   WITNESSETH:

         WHEREAS, the Company proposes to issue to Dunvegan Mortgage Corporation, OR ITS ASSIGNS Warrants (the "Warrant") to purchase up to 5,479,175 shares of the Common Stock, $0.001 par value of the Company (the "Common Stock") pursuant to the terms of that certain Loan and Security Agreement of even date herewith between the Company and Dunvegan Mortgage Corporation:

         WHEREAS, each Warrant entitles the holder thereof to purchase one (1) share of Common Stock for a price of $0.499 per share (the "Warrant Price") up to and including 5:00 p.m. E.S.T. on November 18, 2000, the Expiration Date as defined herein (See Section 5).

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.        APPOINTMENT OF WARRANT AGENT

         The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

SECTION 2.        FORM OF WARRANT

         The Warrant Certificates shall be issued in registered form only and the text of the Warrants and of the subscription form and assignment to be printed on the reverse thereof shall be substantially as set forth in Exhibit "A" attached hereto. The per share warrant price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman and CEO, or President, or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

SECTION 3.        COUNTERSIGNATURE AND REGISTRATION

         The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

SECTION 4.        TRANSFERS AND EXCHANGES

         The Warrant Agent shall maintain books for the transfer and registration of the Warrant Certificates. The Warrant Certificates shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for the purpose, upon surrender thereof for transfer properly endorsed with the form of assignment on the reverse of the certificate duly completed and signed, or accompanied by appropriate instructions for transfer together with any applicable transfer taxes or duties. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. The Company and the Warrant Agent shall be entitled to treat the registered holders as the owners, in fact, of the Warrants (notwithstanding any notice to the contrary) for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificates on the part of any other person and shall not be liable for any registration of transfer of Warrant Certificates which are registered or to be registered in the name of a fiduciary or nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

SECTION 5.        EXERCISE OF WARRANTS

         Subject to the provisions of this Agreement, each registered holder of the Warrants shall have the right which may be exercised commencing upon the date of the closing effecting the issuance of such Warrants, and which shall terminate at 5:00 p.m. E.S.T. on November 18, 2000 (the Expiration Date") to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent in New York City, New York of such Warrants, with the subscription form on the reverse thereof duly completed and signed and upon payment to the Company of the Warrant Price in United States currency, as defined in Section 8 hereof, determined in accordance with the provisions of
Section 9 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Warrant Price together with any applicable transfer taxes or duties shall be made in cash or by certified check or bank draft payable to the order of the Company. Subject to the terms hereof, no adjustment shall be made for any cash dividends on any Common Shares issuable upon exercise of a Warrant. Upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the shares of Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares of Common Stock in respect to which such Warrants are then exercised shall be issuable as of the next date on which such books shall be opened, and until such date, the Company shall be under no duty to deliver any certificate for such shares of Common Stock; provided, further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days. All shares of Common

Stock issued upon exercise of the Warrant shall be validly issued as fully paid and non-assessable. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either entirely or from time to time for a portion or all the shares of Common Stock specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the date of expiration of the Warrant, a new Warrant will be issued to such registered holder for the remaining full number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver by first-class mail within ten (10) days of the exercise of the warrants, the required new Warrant pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes. In no event shall a fraction of a Warrant be issued or exercised. After the Expiration Date, any unexercised Warrants will be void and all rights of registered holders shall cease.

         In lieu of cash the holder of any Warrants may tender as the exercise price of such Warrants the promissory notes of the Company issued pursuant to the Loan and Security Agreement of even date herewith.

         Provided that the Company has issued all of the Warrants contemplated in this Warrant Agreement, then in the event of a default by Dunvegan Mortgage Corporation under the terms of the Loan and Security Agreement between Dunvegan Mortgage Corporation and the Company, and the Company not being in default thereunder, fifty (50%) of the Warrants then outstanding shall expire within one year from the date of the notice of such default by the Company to Dunvegan.

SECTION 6.        MUTILATED OR MISSING WARRANT

         In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

SECTION 7.        RESERVATION OF SHARES OF COMMON STOCK

         There have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Warrant Agent as transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares of Common Stock, validly issued and outstanding as fully paid and non-assessable and eligible for inclusion on NASDAQ, and/or listed on any national securities exchange upon which the other shares of Common Stock are then listed on, and/or eligible for inclusion on NASDAQ prior to the date that the Warrants shall be exercisable as provided in
Section 5 hereof.

         The Company will keep a copy of this Agreement on file with the Warrant Agent as transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable only if so provided in Section 11 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect to such Warrants which shall have expired.

SECTION 8.        WARRANT PRICE

         The "Warrant Price" at which shares of Common Stock shall be purchasable pursuant to the Warrants shall be $0.499 per share until 5:00 p.m. E.S.T. on November 18, 2000 "Expiration Date", subject to the adjustments set forth below.

SECTION 9.        ADJUSTMENTS

         Subject and pursuant to the provisions of this Section, the Warrant Price and number of shares of Common Stock subject to these Warrants shall be subject to adjustment from time to time only as set forth hereinafter:

A. Adjustment of Warrant Price and Number of Shares of Common Stock Purchasable Upon Exercise

         The Warrant Price and the number of Shares of Common Stock purchasable upon exercise shall be subject to adjustment from time to time in the cases and in the manner provided as follows:

         1. If and whenever at any time after the date hereof and prior to the Expiration Date the Company shall:

                  (a) issue shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock to all or substantially all the holders of the shares of Common Stock as a stock dividend (other than as a dividend paid in the ordinary course);

                  (b) make a distribution on its outstanding shares of Common Stock payable in shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock (other than as a dividend paid in the ordinary course);

                  (c) subdivide its outstanding shares of Common Stock into a greater number of shares; or

                  (d) consolidate its outstanding shares of Common Stock into a smaller number of shares;

each of such events in the above clauses (a), (b), (c) and (d) being called a "Common Share Reorganization", then the Warrant Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of shares of Common Stock are determined for the purpose of the Common Share Reorganization by multiplying the Warrant Price in effect immediately prior to such effective date or record date by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding as of the effective date or record date giving effect to such Common share Reorganization (including, in the case where securities exchangeable for or convertible into shares of Common Stock are distributed, the number of shares of Common Stock that would have been outstanding had such securities been exchanged for or converted into shares of Common Stock on such effective date or record date).

         2. If and whenever at any time after the date hereof and prior to the Expiration Date the Company shall issue or sell any shares of Common Stock (other than the issuance or sales referred to in Section 9.B) including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Current Market Price, as defined below, in effect immediately prior to the issuance or sale of such shares, or without consideration, such event being called a "Common Share Issuance", then the Warrant Price shall be adjusted as of the effective date by multiplying the Warrant Price in effect immediately prior to such effective date by a fraction,

                  (i) the numerator of which is an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the Current Market Price in effect immediately prior to such issuance or sale, plus
         (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, and

                  (ii) the denominator of which is the Current Market Price in effect immediately prior to such issuance or sale multiplied by the total number of shares of Common Stock outstanding immediately after such issuance or sale;

provided, however, that in no event shall the Warrant Price be adjusted pursuant to this computation to an amount in excess of the Warrant Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock as provided by Section 9.A(1)(d).

         3. If and whenever at any time after the date hereof and prior to the Expiration Date, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of shares of Common Stock pursuant to which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue (the "Rights Period"), to subscribe for or purchase shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into shares of Common Stock) of less than 95% of the Current Market Price, as defined below, for the shares of Common Stock on such record date (any of such events being called a "Rights Offering") then the Warrant Price shall be adjusted effective immediately after the end of the Rights Period to a price to be determined by multiplying the Warrant Price in effect immediately prior to the record date of the Rights Period by a fraction:

                  (a)      the numerator of which shall be the aggregate of:

                           (i) the number of shares of Common Stock outstanding as of the record date for the Rights Offering, and

                           (ii)     a number determined by dividing (1) either
                  (A) the product of the shares of Common Stock issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such shares of Common Stock are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities offered and the number of shares of Common Stock for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the shares of Common Stock as of the record date for the Rights Offering; and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding, or the number of shares of Common Stock which would be outstanding if the convertible or exchangeable securities were converted or exchanged into shares of Common Stock during the Rights Period, in both cases after giving effect to the Rights Offering and including the number of shares or Common Stock actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

         Any shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Any Warrant holder who shall have exercised his right to purchase shares of Common Stock during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor shall, in addition to the shares of Common Stock to which he is otherwise entitled upon such exercise in accordance with Section 5 hereof, be entitled to that number of additional shares of Common Stock equal to the result obtained when the difference, if any, between the Warrant Price in effect immediately prior to the end of such Rights Offering and the Warrant Price as adjusted for such Rights Offering pursuant to this subsection is multiplied by the number of shares of Common Stock purchased upon exercise of the Warrants held by such Warrant holder during such period, and the resulting product is divided by the Warrant Price as adjusted for such Rights Offering pursuant to this subsection (2); provided that the provisions of this Section shall be not applicable to any fractional interest in a share of Common Stock to which such Warrant holder might otherwise be entitled under the foregoing provisions of this Section. Such additional shares of Common Stock shall be deemed to have been issued to the Warrant holder immediately following the end of the Rights Period and a certificate for such additional shares of Common Stock shall be delivered to such Warrant holder within ten (10) business days following the end of the Rights Period.

         4. If and whenever at any time after the date hereof and prior to the Expiration Date, the Company shall fix a record date for the issue or the distribution to all or substantially all the holders of the shares of Common Stock of (i) securities of the Company other than shares of Common Stock, (ii) rights, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock, (iii) evidences of indebtedness, or (iv) any property or other assets, and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution), the Warrant Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Warrant Price in effect on such record date by a fraction:

                  (a) the numerator of which shall be: (i) the product of the number of shares of Common Stock outstanding on such record date and the Current Market Price (as hereinafter defined) of the shares of Common Stock on such record date; less (ii) the fair market value, as determined by action by the directors (whose determination shall be conclusive) to the holders of the shares of Common Stock of such securities or property or other assets so issued or distributed in the Special Distribution; and

                  (b) the denominator of which shall be the product of the number of shares of Common Stock outstanding on such record date and the Current Market Price of the shares of Common Stock on such record date.

Shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation.

         5. If and whenever at any time after the date hereof and prior to the Expiration Date there shall be a reclassification of shares of Common Stock at any time outstanding or change of the shares of Common Stock into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into another corporation or other entity, other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding shares of Common Stock or a change of the shares of Common Stock (or other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a "Capital Reorganization"), any Warrant holder who exercises his right to purchase shares of Common Stock pursuant to Warrants then held after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon such exercise the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Warrant holder had been the registered holder of the number of shares of Common Stock to which such holder was theretofore entitled upon exercise.

         6. If and whenever at any time after the date hereof and prior to the Expiration Date:

                  (a)      a Common Share Reorganization shall occur; or

                  (b) the Company shall fix a record date for the issue or distribution to all or substantially all of the holders of the shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock, or rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock;

and any such event results in an adjustment in the Warrant Price pursuant to the provisions of this Section, the number of shares of Common Stock purchasable pursuant to each Warrant shall be adjusted contemporaneously with the adjustment in the Warrant Price by multiplying the number of shares of Common Stock heretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price resulting from such adjustment.

B. Rules Regarding Calculation of Adjustment of Warrant Price and of Shares of Common Stock Purchasable Upon Exercise

         For the purposes of Section 9.A:

         1. The adjustments provided for in Section 9.A are cumulative, and shall, for the purpose of adjustments to the Warrant Price, be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to above shall occur, subject to the following subsections of this Section 9.B.

         2. No adjustment in the Warrant Price shall be required unless such adjustment would result in a change of at least $.02 in the prevailing Warrant Price; no adjustment shall be made in the number of shares of Common Stock issuable upon exercise of a Warrant unless it would result in a change of at least one-half of a share, provided, however, that any adjustment which, except for the provisions of this Section would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.

         3. No adjustment in the Warrant Price or in the number of shares of Common Stock purchasable upon exercise of Warrants shall be made in respect of any event described in Section 9.A if Warrant holders are entitled to participate in such events on the same terms mutatis mutandis as if Warrant holders had exercised their rights prior to or on the effective date or record date of such event.

         4.       No adjustment in the Warrant Price shall be made pursuant to
Section 9.A with respect of the issue from time to time of shares of Common Stock issuable on exercise of the Warrants or in respect of the issue from time to time of cash dividends paid in the ordinary course to holders of shares of Common Stock who exercise an option or election to receive substantially equivalent dividends in shares of Common Stock in lieu of receiving a cash dividend, and any such issue shall be deemed not to be a Common Share Reorganization.

         5.       No adjustment in the Warrant Price shall be made pursuant to
Section 9.A with respect to the issue from time to time of options, or shares of Common Stock upon the exercise thereof, to officers, directors or employees of the Company pursuant to the Company's Incentive Stock Option Plan.

         6.       No adjustment in the Warrant Price shall be made pursuant to
Section 9.A with respect to the issue or sale of shares of Common Stock upon the exercise of options, rights or warrants, or upon the conversation or exchange of convertible or exchangeable securities, in any case where (1) the Warrant Price was adjusted at the time of issue of such options, rights or warrants, or convertible or exchangeable securities, or (2) which are outstanding as of the date hereof.

         7. If a dispute shall at any time arise with respect to adjustments provided for in Section 9.A, such dispute shall be conclusively determined by the Company's auditors, or if they are unable or unwilling to act, by such other firm or independent certified public accountants as may be selected by the Company and each such determination shall be binding upon the Company, the Warrant Agent and the Warrant holders; such auditors or accountants shall be provided access to all necessary records of the Company. In the event that any such determination is made, the Company shall deliver a certificate to the Warrant Agent describing such determination.

         8. If after the date of this Agreement the Company shall take any action affecting the shares of Common Stock, other than action described in
Section 9.A, which in the opinion of the board of directors of the Company would materially affect the rights of Warrant holders, the Warrant Price or the number of shares of Common Stock purchasable upon exercise shall be adjusted in such manner, if any, or at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the shares of Common Stock shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

         9. If the Company shall set a record date to determine the holders of the shares of Common Stock entitled to receive any dividend, distribution, subscription and/or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution, subscription and/or purchase rights, abandon its plan to pay or deliver such dividend, distribution, subscription and/or purchase rights, then no adjustment in the Warrant Price or the number of shares of Common Stock purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

         10. "Current Market Price" of the shares of Common Stock at any date means the price per share equal to the average closing price of the shares of Common Stock on NASDAQ, or if the shares of Common Stock were not then listed on NASDAQ, on such stock exchange on which the shares are listed as may be selected by the Company for such purpose or, if not listed on any stock exchange, the mid point between the bid and ask prices in the over-the-counter market, during a period of thirty (30) consecutive trading days commencing not later than forty-five (45) trading days before such date.

         11. In the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Company shall be deemed to have selected the date on which the Special Distribution or Rights Offering is effected as a record date.

         12. As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Warrant Price and the number or class of securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the securities which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions thereof.

C.       Postponement of Subscription

         In any case in which this Section shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

                  (a) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event; and

                  (b) delivering to such holder any distributions declared with respect to such additional shares of Common Stock after such exercise date and before such event;

provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right, upon the occurrence of the event giving rise to the adjustment, to an adjustment in the Warrant Price or the number of shares of Common Stock purchasable on the exercise of any Warrant and to such distribution declared with respect to any additional shares of Common Stock purchasable on the exercise of any Warrant.

D. Notice of Adjustment of Warrant Price and Number of Shares of Common Stock Purchasable Upon Exercise

         1. At least twenty-one (21) days prior to the effective date or record date, as the case may be, of any event which requires or is likely to require adjustment in any provision of the subscription rights pursuant to any of the Warrants, including the Warrant Price and the number of shares of Common Stock which are purchasable upon exercise thereof, the Company shall:

                  (a) file with the Warrant Agent a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment; and

                  (b) give notice to the Warrant holders of the particulars of such event and, if determinable, the required adjustment.

         2. In case any adjustment for which a notice in Section 9.D(1) has been given is not then determinable, the Company shall promptly after such adjustment is determinable:

                  (a) file with the Warrant Agent a computation of such adjustment; and

                  (b)      give notice to the Warrant holders of the adjustment.

E.       Sum Payable on Exercise of Warrant to the Company to Remain Constant

         On the effective date of any new Warrant Price the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

F.       Form of Warrant

         The form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

G.       Miscellaneous Provisions Relating to Adjustments in Respect of the
Warrants

         Upon any adjustment of the Warrant Price, the Company may elect to adjust the number of Warrants outstanding in lieu of any adjustment in the number of shares issuable upon exercise of a Warrant as provided in this Section. Each Warrant outstanding, following an adjustment pursuant to this subsection (G), shall entitle the holder thereof to purchase one (1) share of Common Stock at the Warrant Price, as adjusted pursuant to this Section. Upon any adjustment of the number of Warrants outstanding pursuant to this subsection
(G), each Warrant outstanding immediately prior to such adjustment shall be changed to the number of Warrants determined by dividing (i) the Warrant Price in effect immediately prior to such adjustment by (ii) the Warrant Price in effect immediately after such adjustment. Upon any election by the Company to make an adjustment pursuant to this subsection (G), the Warrant Agent must be notified in the manner set forth herein, and such notice must indicate the record date for the adjustment and, if known, the amount of such adjustment. Such record date may be the date on which the Warrant Price is adjusted or any day thereafter, provided, however, to that the notice to the Warrant Agent must be given at least ten (10) days prior to the record date for an adjustment pursuant to this subsection (G). Upon any adjustment hereunder, the Company shall promptly cause to be distributed to the registered holders of Warrants on the record date (as determined in the manner set forth above) certificates evidencing the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, new certificates evidencing all of the Warrants to which such holders shall be entitled following such adjustment, provided, however, that the Company may require the surrender and cancellation of the certificates evidencing the Warrants held by such holders prior to such adjustment. Any new certificates issued shall be in the form of the Warrant specified in Section 2 of this Agreement, subject to modification as provided in this Section.

SECTION 10.       FRACTIONAL INTEREST

         The Company shall not be required to issue fractions of a share of Common Stock on the exercise of Warrants nor shall the Company be required to purchase any such fractions.

SECTION 11.       NOTICES TO WARRANT HOLDERS

         A. Upon any adjustment of the Warrant Price and the number of shares of securities or other property issuable upon exercise of a Warrant after such adjustment, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

         B.       If at any time prior to the termination of the Warrants:

                  (i) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any Capital Reorganization or Reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (iv) there shall be voluntary or involuntary dissolution, liquidation, or winding up of the business affairs of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in Section 11 of the date on which
(i) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place or commence, as the case may be. Such notice shall also specify the date as of which the holders or Common Stock or record shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section.

         C. The Company may, in its discretion, cause copies of all financial statements and reports, proxy or information statements and other documents as it shall send to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant Register as of the record date for the determination of the stockholders entitled to such documents.

SECTION 12.       REGISTRATION RIGHTS

         The Company agrees that:

         A. (i) At any time during the first year following the date of this Warrant; or (ii) At any time during the period commencing one year from the date of this Warrant until the expiration date; or (iii) in the event of the exercise of this Warrant, then at any time for a period of two years following the date of such exercise, and provided that the Holder is not eligible to utilize Rule 144 under the Act, if the holders of at least 50% of the then outstanding Warrants, and/or Shares of Common Stock, if the Warrants have been exercised, request that the Company file, under the Act, a post-effective amendment to a prior registration statement, or if a post-effective amendment is not available, a registration statement under the Act covering not less than 50% of the shares issuable upon exercise of the Warrants and not previously sold, it will:

                  i. promptly notify the Holder of this Warrant, each Holder of shares issued pursuant to any Warrants, and each Holder of any Warrant, that such registration statement will be filed and that the shares which are then held, and/or may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will be included in such post-effective amendment or registration statement at such Holders' request;

                  ii. cause such post-effective amendment or registration statement to cover all shares which it has been requested to include;

                  iii. use its best efforts to cause such post-effective amendment or registration statement to become effective as soon as practicable under the Act; and

                  iv. take all other action necessary under any federal or state law or regulation of any governmental authority to permit all shares which it has been so requested to include in such post-effective amendment or registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such holders to effect the proposed sale or other disposition of the shares so registered. The Company shall be required to effect a registration or qualification pursuant to this Section on only one occasion.

         B. Prior to the expiration of this Warrant or for a period of two years following the exercise of this Warrant, provided Rule 144 under the Act is not available to such Holder or Holders for the sale of the shares, the Company shall advise the Holder, whether the Holder has exercised the Warrant and holds Common Stock, or whether the Holder still holds the Warrant, by written notice at least four weeks prior to filing any registration statement or post-effective amendment thereto under the Act covering any securities of the Company (except a registration statement on Form S-8), for its own account or for the account of others, and will, upon the request of any Holder, include in such post-effective amendment or registration statement, such information as may be required to permit a public offering of the Common Stock issuable upon exercise of the Warrants (the "Shares"). The Company shall supply prospectuses and such other documents as the Holder may request in order to facilitate the public sale or other disposition of the Shares, use its best efforts to register and qualify the Shares for sale in such states as such Holder designates, and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Shares, and furnish indemnification in the manner provided in Section 13 hereof. The Holder shall furnish information and indemnification as set forth in Section 13, except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Shares.

         C. The Company shall comply with the requirements of this section at its own expense, excluding Underwriter's commissions, charges of Holder's counsel and Underwriter's expense allowance attributable to the Holder's Shares, which expenses shall be paid by the Holder. In no event, however, shall the Company be required to file a post-effective amendment or a registration statement more than once with respect to the same shares of Common Stock.

         D. In the event the Company intends to file a new registration statement with respect to an underwritten public offering, the Company shall notify the underwriter of the exercise of registration rights by the Holder. The underwriter, in its sole discretion, may elect to include the Shares in the underwritten public offering, provided the Holder agrees to pay the underwriter's discount and commissions and underwriter's expense allowance attributable to the Holder's Shares and to indemnify the underwriter in accordance with Section 13 hereof. In the event the underwriter elects not to include the Holder's Shares in the underwritten public offering, then and only in that event, the Company agrees to file a separate registration statement as soon as practicable following the close of the underwritten public offering covering the Holder's Shares.

SECTION 13.       INDEMNITY

         A. Whenever, pursuant to Section 12 a registration statement relating to any Warrant issued hereunder or any shares issuable upon the exercise of the Warrants issued hereunder is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the Shares covered by such registration statement, amendment or supplement, and each person, if any, who controls (within the meaning of the Act) the Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto; arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim damage, liability or action; provided, however, that the Company mill not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other holder, for use in the preparation of such documents.

         B. The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Holder will not be liable in any such case unless any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder, for use in the preparation of such documents.

         C.       Promptly after receipt by an indemnified party under this
Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 13.

         D. In any case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

SECTION 14.       DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS

         A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and shall forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

         B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its offices at 40 Wall Street 46th Floor, New York City, New York 10005.

SECTION 15.       RESTRICTIONS ON TRANSFER

         The Warrant Certificates issued pursuant to this Agreement are freely transferable provided that all Warrant Certificates issued hereunder are subject to the investment representations contained in Section 16 hereof and the restrictions in this Section 15. Any Holder of a Warrant Certificate issued pursuant to this Agreement of Common Shares issued upon exercise of a Warrant Certificate ("Restricted Securities") shall, prior to any transfer or disposition or attempted transfer or disposition of any such Restricted Securities, give written notice to the Company of such Holder's intention to effect such transfer or disposition or attempted transfer or disposition of any Restricted Securities, give written notice to the Company of such Holder's intention to effect such transfer or disposition and shall deliver to the Company an opinion of legal counsel, (reasonably suitable to the Company) that the proposed transfer or disposition of the Restricted Securities may be effected without registration thereof under the Securities Act of 1933, as amended (the "1933 Act"), and without taking any similar action under any other applicable securities laws, in which case such Holder shall be entitled to transfer or dispose of the Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company; provided, however, that such transfer shall be permitted only if, prior thereto, the proposed transferee enters into an agreement with the Company restricting the transfer of such Restricted Securities in accordance with, and agreeing to assume the obligations under and receive the benefits of the terms of this Warrant Agreement as "Holder", unless, in the opinion of both counsel for the Holder and for the Company, such agreement is not necessary. Each certificate evidencing the Restricted Securities so transferred or disposed of (and each certificate evidencing any untransferred or non-disposed of Restricted Securities) shall bear the appropriate restrictive legend set forth in Section 16 hereof unless in the opinion of both such counsel such legend is not required.

SECTION 16.       INVESTMENT REPRESENTATION

         Any Holder, by his acceptance of a Warrant Certificate or Common Shares obtained upon exercise of a Warrant Certificate, represents and warrants to the Company that he is acquiring the Warrant Certificate and the Common Shares purchased upon exercise of the Warrant Certificate by him for his own account and not with a view to the distribution thereof within the meaning of the 1933 Act. Each such Holder must represent to the Company that he understands that he must bear the economic risk of his investment in the Company for an indefinite period of time because the Warrant Certificate and the Common Shares issuable upon exercise of the Warrant Certificate have not been registered under the 1933 Act and therefore cannot be offered for sale or sold unless they are registered under the 1933 Act or an exemption from such registration is available. Each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THIS WARRANT CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION. THE TRANSFER OF THIS WARRANT CERTIFICATE IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN
         SECTION 16 OF THE WARRANT AGREEMENT. NO TRANSFER OF THIS WARRANT CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS SPECIFIED IN SECTION 16 OF THE WARRANT AGREEMENT HAVE BEEN FULFILLED."

The Common Shares issued upon exercise of any Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

SECTION 17.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

         Any corporation or company which may succeed to the business of the Warrant Agent by any merger of consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor

Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         In the event the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned, and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

SECTION 18.       DUTIES OF WARRANT AGENT

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound.

         A. The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent shall not assume responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

         B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         C. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         D. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed and sent or presented by the proper party or parties.

         E. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted to be done by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

         F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceedings or to take any other action likely to involve expenses unless the Company or one or more registered holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent on its own behalf or on behalf of the holder, without the possession of any of the Warrants or production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the holders of the Warrants, as their respective rights or interests may appear.

         G. The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         H. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

         I. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued engagement thereof.

         J. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or Vice President or its Secretary or an Assistant Secretary or its Treasurer or Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); any resolution of the board of directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

SECTION 19.       CHANGE OF WARRANT AGENT

         The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant Register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the State of New York or any other state in the United States of America. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 20.       IDENTITY OF TRANSFER AGENT

         Forthwith upon the appointment of any Transfer Agent for the shares of Common Stock or any subsequent transfer agent for shares of Common Stock of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

SECTION 21.       NOTICES

         Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Veridien Corporation
                  800 Sarasota Quay
                  Sarasota, Florida 34236
                  Attention:  Chairman and CEO

         Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                  American Stock Transfer and Trust Company
                  40 Wall Street, 46th Floor
                  New York, New York 10005

SECTION 22.       SUPPLEMENTS AND AMENDMENTS

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

SECTION 23.       SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 24.       INTERPRETATION

         This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be construed in accordance with the laws of said state.

SECTION 25.       BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.


SECTION 26.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

         VERIDIEN CORPORATION
         By:
         Title:  Chief Executive Officer



         AMERICAN STOCK TRANSFER AND TRUST COMPANY
         By:
         Title: